Exhibit 3.1

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

of

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Companies Act 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

-of-

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

(as amended by all resolutions passed up to and including June 13, 2017)

1	The name of the Company is Willis Towers Watson Public Limited Company.

2	The Company is a public limited company registered for the purposes of Part 17 of the Companies Act 2014.

3	The objects for which the Company is established are:

3.1

(a)	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

(b)	To acquire the entire issued share capital of Willis Group Holdings Limited, a Bermudan registered company.

(c)	To carry on the business of consulting services regarding global insurance brokerage, reinsurance, financial services and risk management, and the business of consulting, technology and solutions in the areas of benefits, talent management, rewards and risk and capital management, and to do all things usually dealt in by all persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

3.2	To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.3	To facilitate and encourage the creation, issue or conversion of and to offer for public subscription shares, stocks, debentures, debenture stock, bonds, obligations and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.4	To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

3.5	To sell or otherwise dispose of any of the property or investments of the Company.

3.6	To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of employees and/or former employees of the Company and any of its subsidiaries and to lend or otherwise provide money to such schemes or the employees and/or former employees of the Company and any of its subsidiaries to enable them to purchase shares of the Company.

3.7	To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the directors of Company shall deem fit to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property asset for a rent or-return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the directors of the Company shall deem appropriate.

3.8	To acquire and undertake the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the business which the Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, stocks, debentures, debenture stock, bonds, obligations and securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, stocks, debentures, debenture stock, bonds, obligations and securities so received.

3.9	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.10	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit the Company.

3.11	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.12	To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of the Company or not, and to give all kinds of indemnities.

3.13	To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

3.14	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company or a subsidiary (as those terms are defined in the Companies Act 2014) of any such holding company or otherwise associated with the Company in business.

3.15	To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by, the issue of shares, stocks, debentures, debenture stock, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.16	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures other negotiable or transferable instruments.

3.17	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of the Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company.

3.18	To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, debenture stock, bonds, obligations, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.19	To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

3.20	To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.21	To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.22	To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including directors and ex-directors of the Company and the spouses, widows or widowers and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.23	To remunerate by cash payments or allotment of shares or securities of the Company credited as fully-paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.24	To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.25	To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to the Company or of which the Company may have the power of disposing.

3.26	To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.27	To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.28	To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.29	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.30	To procure the Company to be registered or recognised in any foreign country or in any colony or dependency of any such foreign country.

3.31	To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.32	To make gifts or grant bonuses to the directors of the Company or any other persons who are or have been in the employment of the Company.

3.33	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

3.34	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.35	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within objects of the first sub-clause of this clause.

NOTE:	It is hereby declared that the word “company” in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4	The liability of the members is limited.

5	The share capital of the Company is €40,000 divided into 40,000 ordinary shares of €1.00 each and US$575,000 divided into 1,510,003,775 ordinary shares of US$0.000304635 each and 1,000,000,000 preferred shares of US$0.000115 each.

6	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by Each Subscriber

Willis Group Holdings Limited Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	Thirty Nine Thousand, Nine Hundred and Ninety Four Ordinary Shares

For and on behalf of Attleborough Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share

For and on behalf of Fand Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share

For and on behalf of AC Administration Services Limited Arthur Cox Building, Earlsfort Terrace Dublin 2	One Ordinary Share

Jacqueline McGowan-Smyth Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share

James Heary Arthur Cox Building, Earlsfort Terrace, Dublin 2 Chartered Accountant	One Ordinary Share

Emma Hickey Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share

Dated the 23rd day of September 2009

Witness to the above signatures:	Louise Gaffney
Arthur Cox Building, Earlsfort Terrace, Dublin 2

COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

(as adopted by Special Resolution dated June 13, 2017)

PRELIMINARY

1	The optional provisions (as defined by Section 1007(2) of the Companies Act 2014) shall apply to the Company save to the extent that they are disapplied by these articles and such optional provisions (as so disapplied) together with the regulations contained in these articles shall constitute the regulations of the Company. For these purposes, Sections 43(2), 43(3), 65(2) to (7), 77, 78 (other than 78(4)), 80, 81, 94(8), 95(1), 96(2) to (11), 124, 125, 126, 144(3), 148(2), 157, 158, 159, 160, 161 (other than 161(2) to (4) and (7)), 163, 164, 165, 178 (1) and (2), 180(5), 181(1) and (6), 182(2),(4) and (5), 183(3), 186(c), 187, 188, 193(1), 218(1),(3),(4) and (5), 229(1), 230, 338(5) and (6), 618(1)(b), 620(8), 1090, 1092 and 1093, of the Act have been disapplied.

2

(a) In these articles:

“Act”	means the Companies Act 2014 including any statutory modification or re-enactment thereof for the time being in force and all statutory instruments which are to be read as one with, or constructed or to be read together with the Act;

“address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;

“advanced electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000;

“Assistant Secretary”	means any person appointed from time to time to assist the Secretary;

“auditors”	means the statutory auditors;

“Business Day”	means a day (other than a Saturday or a Sunday or public holiday in Ireland) on which clearing banks are generally open for business in Dublin and New York;

“Clear Days”	in relation to the period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company”	means the company whose name appears in the heading to these articles;

“Directors” or “the Board”	means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called;

“electronic communication”	has the meaning given to those words in the Electronic Commerce Act 2000;

“electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000;

“Ordinary Resolution”	means an ordinary resolution of the Company’s shareholders within the meaning of Section 191 of the Act;

“redeemable shares”	means redeemable shares as described in Section 64 of the Act;

“shareholder”	in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares;

“Special Resolution”	means a special resolution of the Company’s shareholders within the meaning of Section 191 of the Act;

“the office”	means, where the context so permits, the registered office from time to time and for the time being of the Company;

“the Register”	means the register of members to be kept as required by Section 169 of the Act;

“the seal”	means the common seal of the Company and includes any duplicate thereof;

“the Secretary”	means any person appointed to perform the duties of the secretary of the Company;

“the State”	means the island of Ireland excluding Northern Ireland; and

“these articles”	means the articles of association of which this article forms part, as the same may be amended and may be from time to time and for the time being in force.

(b)	Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c)	Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Act or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(d)	References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force (and include any successor enactments).

(e)	The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(f)	Reference to US$, USD or dollars shall mean the currency of the United States of America and to euro, EUR, € or cent shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS

3	The share capital of the Company is €40,000 divided into 40,000 ordinary shares of €1.00 each and US$575,000 divided into 1,510,003,775 ordinary shares of US$0.000304635 each and 1,000,000,000 preferred shares of US$0.000115 each.

4	The rights and restrictions attaching to the ordinary shares shall be as follows:

(a)	subject to the right of the Company to set record dates for the purposes of determining the identity of shareholders entitled to notice of and/or to vote at a general meeting and the authority of the Board and chairman of the meeting to maintain order and security, the right to attend, speak and vote at any general meeting of the Company as provided in these articles;

(b)	the right to participate pro rata in all dividends declared by the Company as provided in these articles; and

(c)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Directors from time to time in accordance with article 5.

5	The Board is empowered, subject to the Act, to cause the preferred shares to be issued from time to time as shares of one or more class or series of preferred shares, with the sanction of a resolution of the Board, on terms:

(a)	that the Board can fix the distinctive designation of such class or series and the number of shares which shall constitute such class or series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

(b)	that they are to be redeemed (the manner and terms of redemption in all cases to be set by the Board) on the happening of a specified event or on a given date;

(c)	that they are liable to be redeemed at the option of the Company;

(d)	that they are liable to be redeemed at the option of the holder; and/or

(e)	with any such other preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, conversion or otherwise, as the Board by resolution shall determine.

The Board is authorised to change the designations, rights, preferences and limitations of any series of preferred shares theretofore established, no shares of which have been issued.

6	Unless the Board specifically elects to treat such acquisition as a purchase for the purposes of the Act, an ordinary share shall be converted into a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company would otherwise acquire the ordinary share from the relevant third party. In these circumstances, the acquisition of such ordinary share by the Company shall take effect as a redemption of a redeemable share in accordance with Part 3 of the Act.

7	Subject to the provisions of Part 3 of the Act and the other provisions of this article, the Company may:

(a)	issue any shares of the Company that are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

(b)	purchase any of its own shares (without any obligation to purchase on any pro rata basis as between shareholders or shareholders of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 106 of the Act) and may reissue any such shares as shares of any class or classes; and

(c)	convert any of its shares (including any shares that the Company has agreed to purchase) into redeemable shares.

8	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

9

(a)	Without prejudice to the authority of the Directors pursuant to article 5, if at any time the share capital is divided into different classes of shares the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the sanction of an Ordinary Resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting the provisions of article 55 will apply.

(b)	The redemption or purchase of preferred shares or any class or series of preferred shares shall not constitute a variation of rights of the holders of preferred shares where the redemption or purchase of the preferred shares has been authorised solely by a resolution of the holders of ordinary shares.

(c)	The issue, redemption or purchase of any of the preferred shares or any class or series of preferred shares shall not constitute a variation of the rights of the holders of ordinary shares.

10	The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, issue or allotment of further shares of any class or series (including the same class) ranking senior to, pari passu with or junior to such shares.

11

(a)	Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders, but so that no share shall be issued at a discount and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(b)	Subject to any requirement to obtain the approval of shareholders under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)	Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

12	The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

13	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder; this shall not preclude the Company from requiring the shareholders or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

14	Subject to the provisions of the Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers.

15	Subject to the provisions of the Act, no person shall be entitled to a share certificate in respect of any ordinary share held by them in the share capital of the Company, whether such ordinary share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.

16	The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of an acquisition by any person of any shares in the Company or in its holding company, except as permitted by Section 82 of the Act.

LIEN

17	The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company shall also hold a first and paramount lien on every share registered in the name of a person indebted or under any liability to the Company (whether such person is the sole registered holder or one of two or more joint holders) for all amounts owed by him or his estate to the Company (whether presently payable or not). The Company’s lien on a share shall extend to all dividends payable thereon and the Company may retain any dividends or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.

18	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

19	To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

20	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (upon surrender to the Company for cancellation of the certificates for the shares sold (if applicable) and subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

21	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in the Register as held either jointly or solely by any shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such shareholder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any shareholder and whether in consequence of:

(a)	the death of such shareholder;

(b)	the non-payment of any income tax or other tax by such shareholder;

(c)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such shareholder or by or out of his estate; or

(d)	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(a)	the Company shall be fully indemnified by such shareholder or his executor or administrator from all liability;

(b)	the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in the Register as held either jointly or solely by such shareholder for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such shareholder under or in consequence of any such law together with interest at the rate of 15% per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

(c)	the Company may recover as a debt due from such shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

(d)	the Company may if any such money is paid or payable by it under any such law as aforesaid refuse to register a transfer of any shares by any such shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such shareholder as aforesaid, his executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

22	The Directors may from time to time make calls upon the shareholders in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

23	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

24	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

25	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

26	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purpose of these articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

27	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the time of payment.

TRANSFER OF SHARES

28

(a)	The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name and on behalf of the transferor of such share or shares all such transfers of shares held by the shareholders in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred and date of the agreement to transfer shares, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of Section 94 of the Act. The transferor shall be deemed to remain holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b)

The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company or any other person shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company, which would otherwise be payable by the transferee, is paid by the Company or any subsidiary of the Company on behalf of and as agent for the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at its discretion) and

(iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c)	Notwithstanding the provisions of these articles and subject to any regulations made under Section 1086 of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument accordance with Section 1086 of the Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

29	Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any shareholder and any share warrant may be transferred by instrument in writing in any usual or common form or other form which the Directors may approve.

30	If the Company is under a contractual obligation to register or to refuse to register the transfer of a share to any person, the Board shall act in accordance with such obligation and register or refuse to register the transfer of a share to such person, whether or not it is a fully-paid share or a share on which the Company has a lien. Subject to the foregoing sentence, the Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of a share whether or not it is a fully-paid share or a share on which the Company has a lien.

31	If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

32	The registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine subject to Section 174 of the Act.

33

(a)	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to dispose of same as it so desires but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

(b)	No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share and the Directors shall exercise their discretion under Section 95(2)(a) of the Act to this effect.

TRANSMISSION OF SHARES

34	In the case of the death of a shareholder, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

35	Any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that shareholder before his death or bankruptcy, as the case may be.

36	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the shareholder had not occurred and the notice of transfer were a transfer signed by that shareholder.

37	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 60 days, the Directors may thereupon withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

38	Subject to any directions of the Board from time to time in force, the Secretary may (and is authorised to) exercise the powers and discretions of the Board under articles 35, 36 and 37.

FORFEITURE OF SHARES

39	If a shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

40	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these articles to forfeiture shall include surrender.

41	If the requirements of any such notice as aforesaid are not complied with any shares in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

42	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

43	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

44	A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares with interest thereon at such rate as the Directors may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. The Board may waive payment of the sums due wholly or in part.

45	A statement in writing that the maker of the statement is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

46	The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

47

(a)	The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

(b)

Subject to the provisions of the Act, the new shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct (including, without limitation, at nominal value or at a premium to the holders for the time being of shares or any class of shares in proportion to the number of shares held by them respectively) and, if no direction be given, as the Directors shall determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

48	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to Section 83(1)(b) of the Act;

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled; or

(d)	change the currency denomination of its share capital.

49	The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund, share premium account or any undenominated capital in any manner and with and subject to any incident authorised, and consent required, by law.

50	Whenever as a result of an alternation or reorganisation of the share capital of the Company any shareholders would become entitled to fractions of a share, the Directors may, on behalf of those shareholders, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale (subject to any applicable tax, abandoned property laws and the reasonable expenses of sale) in due proportion among those shareholders, and the Directors may authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

51	Subject to the Act and to any confirmation or consent required by law or these articles, the Company may from time to time convert any preferred shares into redeemable preferred shares.

GENERAL MEETINGS

52	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to Section 176 of the Act, all general meetings of the Company may be held outside of Ireland.

53	All general meetings other than annual general meetings shall be called extraordinary general meetings.

54	The chairman or the Board may convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided in Section 178 of the Act.

55	All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class or series of shares in the capital of the Company, except that:

(a)	the necessary quorum shall be two or more persons holding or representing by proxy shares of the relevant class representing a majority of the votes that may be cast by all holders of shares of that class, if the Company or a class of the shares shall have only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum; and

(b)	every holder of shares of the relevant class shall be entitled to the number of votes for every such share held by him determined in accordance with article 147.

56	A Director shall be entitled, notwithstanding that he may not be a shareholder, to attend and speak at any general meeting and at any separate meeting of any holders of any class of shares in the Company. The auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as auditors.

NOTICE OF GENERAL MEETINGS

57

(a)	Subject to Sections 181 and 191 of the Act, an annual general meeting and a meeting called for the passing of a Special Resolution shall be called by 21 Clear Days’ notice in writing at the least and a meeting of the Company (other than an annual general meeting or a meeting for the passing a Special Resolution) shall be called by 14 Clear Days’ notice in writing at the least. The notice shall specify the day, the place and the hour of the meeting and, in the case of special business, general nature of that business and shall be given in manner authorised by these articles to such persons as are under these articles entitled to receive such notices from the Company.

(b)

(i)	A general meeting other than a meeting for the passing of a Special Resolution shall, notwithstanding that it is called by shorter notice than that hereinbefore specified, be deemed to have been duly called if it is so agreed by the auditors and by all the shareholders entitled to attend and vote thereat.

(ii)	A resolution may be proposed and passed as a Special Resolution at a meeting of which less than 21 days’ notice has been given if it is so agreed by a majority in number of the shareholders having the right to attend and vote at any such meeting being a majority together holding not less than 90% in nominal value of the shares giving that right.

58	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting. A shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

59	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the Company’s statutory financial statements and report of the Directors and the report of the auditors on those statements, the review of the affairs of the Company by the members of the Company, the re-election and election of Directors, the re-appointment or appointment of the retiring auditors (subject to Sections 380 and 382 to 385 of the Act), and the authorisation of the directors to fix the remuneration of the auditors. The business of an annual general meeting is not required to include (but may include) the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the directors and the authorisation of the directors to approve the remuneration of the statutory auditors (if any). The business of an annual general meeting shall not include the remuneration of the directors.

60	Except as otherwise provided by law, at any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof or otherwise properly brought before the meeting by or at the direction of the Board.

61	Except as otherwise provided by law, the memorandum of association or these articles, the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before a general meeting was made or proposed, as the case may be, in accordance with these articles and, if any proposed nomination or other business is not in compliance with these articles, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

62	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Shareholders holding at least 50% of the issued and outstanding ordinary shares present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, however, that if the Company or a class of shareholders shall have only one shareholder, one shareholder present in person or by proxy shall constitute the necessary quorum.

63

If within five minutes from the time appointed for a general meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present (a “Failed Shareholder Meeting”), the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the chairman at the meeting may determine. If a Failed Shareholder Meeting occurs and another meeting for the purpose of transacting the same business as set forth in the notice with respect to the Failed Shareholder Meeting (the “Recalled Shareholder Meeting”) is called in accordance with article 57, then a quorum for the Recalled Shareholder Meeting shall not require inclusion of the shares held by the shareholders who failed to attend the Failed Shareholder Meeting, in calculating the quorum for the Recalled Shareholder Meeting. If at a meeting adjourned in accordance with this article a quorum is not present within half-an-hour from the time appointed for the meeting, the meeting shall be dissolved except that if a meeting to consider a resolution or resolutions for the winding up of the Company and the appointment of a liquidator be adjourned for want of a quorum and if at such adjourned meeting such a quorum is not present within 30 minutes from the time appointed for the adjourned meeting, any one or more shareholders present in person or by proxy shall constitute a quorum for the purposes of considering and if thought fit passing such resolution or resolutions but no other business may be transacted.

64	The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company or, if there is no such chairman, or if he is not present within a reasonable time (as determined by the Board) after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting. The chairman of the meeting shall take such action as he thinks fit to promote the proper and orderly conduct of the business of the meeting as laid down in the notice of the meeting.

65	If at any meeting no Director is willing to act as chairman or if no Director is present within a reasonable time (as determined by the Board) after the time appointed for holding the meeting, the shareholders present shall choose one of their number to be chairman of the meeting.

66	The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

67	If the Board in good faith considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, the Board may postpone the general meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be given in accordance with applicable law and the rules and regulations of any securities exchange or automated securities quotation system on which any shares may be listed or quoted. If a meeting is rearranged in accordance with this article, proxy forms may be delivered before the rearranged meeting. The Board may move or postpone (or both) any rearranged meeting under this article.

68	The Board may direct that shareholders or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and the chairman of the meeting shall be entitled in his absolute discretion to refuse entry to, or to eject from, such general meeting any shareholder or proxy who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.

69	The Board may make arrangements for any persons who the Board considers cannot be seated in the principal meeting room, which shall be the room in which the chairman of the meeting is situated, to attend and participate in the general meeting in an overflow room or rooms. Any overflow room shall have a live video link from the principal room and a two-way sound link. The notice of any general meeting shall not be required to give details of any arrangements under this article. The Board may decide, in its absolute discretion, how to divide people between the principal room and any overflow room. If any overflow room is used, the meeting shall be treated as being held and taking place in the principal meeting room.

70	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

71	Where there is an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote and the resolution shall fail.

72	Subject to Section 193 of the Act, a resolution in writing signed by all of the shareholders for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

73	A meeting of the shareholders or any class thereof, which has been convened by the chairman or the Board in accordance with Article 54, may be held by means of such telephone, electronic or other communication facilities as permits all persons participating in the meeting to communicate with each other and participation in such meeting shall constitute presence in person at such meeting. The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement as may be reasonable for the purpose of verifying the identity of shareholders participating by way of electronic or other communication facilities. Where reference is made in these articles to the “place” at which a meeting is to be held, or any equivalent reference is made to the physical location of a meeting, such reference shall not apply to any meeting of shareholders that is held in accordance with this article 73. Articles 68 and 69 of these articles shall only apply to any meeting held in accordance with article 73 to the extent and in the manner (which may include adopting the provisions of these articles as necessary), determined by the directors.

VOTES OF SHAREHOLDERS

74	Subject to the right of the Company to set record dates for the purposes of determining the identity of shareholders entitled to notice of and/or to vote at a general meeting and/or any other special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, every shareholder who is present in person or by proxy or represented by a duly authorised representative of a corporate shareholder shall have one vote for each share of which he is the holder. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

75	When there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

76	A shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in matters concerning mental disorder, may vote by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy.

77	No shareholder shall be entitled to vote at any general meeting unless any calls or other sums immediately payable by him in respect of shares in the Company have been paid.

78	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

79	Votes may be given personally or by proxy or by a duly authorised representative of a corporate shareholder.

80

(a)	Every shareholder entitled to attend and vote at a general meeting may appoint a proxy or proxies to attend, speak and vote on his behalf; provided that, where a shareholder appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to a different share or shares held by him. The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointer. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal, under the hand of a duly authorised officer thereof or in such manner as the Directors may approve. A proxy need not be a shareholder of the Company. The appointment of a proxy in electronic form shall only be effective in such manner as the Directors may approve.

(b)	Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or Internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such telephonic, electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such telephonic, electronic or Internet communication or facility which purports to be or is expressed to be sent on behalf of a shareholder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that shareholder.

81

Any shareholder may appoint a standing proxy or proxies or (if a body corporate) representative or representatives by depositing at the office a proxy or (if a body corporate) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof, until notice of revocation is received at the office. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the shareholder is present or in respect to which the shareholder has specially appointed a proxy or representative. Where a shareholder appoints more than one proxy or representative in relation to a general meeting, each proxy or representative must be appointed to exercise the rights attached to a different share or shares held by him. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

82	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the office or at such other place in Ireland as is specified for that purpose in the notice convening the meeting, before the time appointed for the taking of the poll, or before such other time as may be determined by the directors and is specified in the notice convening the meeting and, in default, the instrument of proxy shall not be treated as valid. Where the instrument appointing a proxy is in electronic form, it may be so received where an address has been specified by the Company for the purpose of receiving electronic communications:

(a)	in the notice convening the meeting;

(b)	in any appointment of proxy sent out by the Company in relation to the meeting; or

(c)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting.

83	The instrument appointing a proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

84	Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a shareholder from attending and voting at the meeting or at any adjournment thereof.

85	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the office before the commencement of the meeting or adjourned meeting at which the proxy is used.

86	Subject to the Act, the Board may at its discretion waive any of the provisions of these articles related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any shareholder at general meetings or to sign written resolutions.

DIRECTORS

87	The number of Directors shall not be less than two nor more than 12, with the exact number of Directors to be determined from time to time solely by the Board by a resolution of the Board passed in accordance with these articles. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the number fixed in accordance with the previous sentence, the remaining Director or Directors shall be authorized to appoint an additional Director or additional Directors to meet such fixed number or may convene a general meeting of the Company for the purpose of making such appointment in their sole discretion.

88	The ordinary remuneration of the Directors who do not hold executive office for their services (excluding amounts payable under any other provision of these articles) shall be payable in such amount and in such form as the Board may from time to time by resolution determine and in the absence of a determination to the contrary such remuneration shall be deemed to accrue from day to day. Subject thereto, each such Director shall be remunerated (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

89	If any Director shall be called upon to go or reside abroad, hold any executive position or office, serve on any committee or otherwise perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits, in securities or interests in same or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

90	A Director is expressly permitted (for the purposes of Section 228(1)(d) of the Act) to use the Company’s property subject to such conditions as may be approved by the Board or such conditions as may have been approved pursuant to such authority as may be delegated by the Board in accordance with these articles.

91	A shareholding qualification for Directors may be fixed by the Company in general meeting and, unless and until so fixed, no qualification shall be required. A Director who is not a shareholder of the Company shall nevertheless be entitled to attend and speak at general meetings.

92	Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer or employee of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director, other officer or employee of, or from his interest in, such other company.

BORROWING POWERS

93	Subject to Part 3 of the Act, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

94	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Act. The powers given by this article shall not be limited by any special power given to the Directors by these articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

95	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

96	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with Section 231 of the Act.

97

(a)	Subject to the Act, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, anybody corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favor of any resolution appointing the Directors or any of them to be directors, officers or employees of such other company, or voting or providing for the payment of remuneration to the directors, officers or employees of such company.

(b)	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Act, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these articles allow him to be appointed or from any transaction or arrangement in which these articles allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

(c)	Subject to the Act and any further disclosure required thereby, a general notice to the Directors by a Director declaring that he is a director, officer or employee of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

(d)	A Director who has disclosed his interest in a transaction or arrangement with the Company, or in which the Company is otherwise interested, may (subject to article 103(d) be counted in the quorum and vote at any meeting at which such transaction or arrangement is considered by the Board.

(e)	For the purposes of these articles, without limiting the generality of the foregoing, a Director is deemed to have an interest in a transaction or arrangement with the Company if he is the holder or beneficially interested in five percent or more of any class of the equity share capital of anybody corporate (or any other body corporate through which his interest derived) or of the voting rights available to shareholders of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement, provided, that, there shall be disregarded any shares held by such Director as bare or custodian trustee and in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust, investment trust company or in any other mutual fund in which the Director is only interested as an investor. For the purposes of this article, an interest of a person who is connected with a Director shall be treated as an interest of the Director.

98	A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

99	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

100	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

101	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

102

(a)	The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and wellbeing of the Company or of any such other Company as aforesaid, or its shareholders, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him hereunder, subject only, where the Act require, to disclosure to the shareholders and the approval of the Company in general meeting.

(b)	No Director or former Director shall be accountable to the Company or the shareholders for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

103

(a)	A Director shall be entitled (in the absence of some other relevant interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

(i)	the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or associated companies or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

(ii)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any proposal concerning the adoption, modification or operation of any scheme for enabling employees or former employees (including full time executive Directors) of the Company and/or any subsidiary thereof to acquire shares in the Company or any arrangement for the benefit of employees or former employees of the Company or any of its subsidiaries under which the Director benefits or may benefit; or

(v)	any proposal concerning the giving of any indemnity pursuant to articles 159 to 166 or the discharge of the cost of any insurance cover purchased or maintained pursuant to article 164.

(b)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(c)	Nothing in Section 228(1)(e) of the Act shall restrict a director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these articles. It shall be the duty of each Director to obtain prior approval of the Board, before entering into any commitment permitted by Sections 228(1)(e)(ii) and 228(2) of the Act.

(d)	If a question arises at a meeting of Directors or of a committee of Directors as to the right of any Director to vote on a matter in which he has an interest and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the chairman, such question may be resolved by a resolution of a majority of the Directors (other than the chairman) present at the meeting at which the question first arises.

(e)	For the purposes of this article,

(i)	an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director; and

(ii)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

DISQUALIFICATION OF DIRECTORS

104	The office of a Director shall be vacated ipso facto if the Director:

(a)	is adjudged bankrupt in the State or in any other place or makes any arrangement or composition with his creditors generally;

(b)	is restricted or disqualified to act as a Director under the provisions of Chapter 4 of Part 14 of the Act;

(c)	in the State or elsewhere has an order made by any court claiming jurisdiction in that behalf on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person by whatsoever name called) to exercise powers with respect to his property or affairs;

(d)	resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer;

(e)	is removed from office under article 112; and

(f)	is for more than six months absent without permission of the Directors from meetings of the Directors held during that period, and they pass a resolution that he has by reason of such absence vacated office.

Any vacancy created by the removal of a Director pursuant to this article may be filled by the election of another Director in his place or, in the absence of any such election, by the Board in accordance with article 111.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

105	At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

106	A retiring Director shall be eligible for re-election.

107	The Company, at the meeting at which a Director retires in manner aforesaid, may fill the vacated office by electing a person thereto and in default the retiring Director shall, if offering himself for re-election, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office, or unless a resolution for the re-election of such Director has been put to the meeting and lost.

108	The Board of Directors of the Company shall by resolution nominate such number of persons qualified to serve as independent Directors as shall be necessary or appropriate under applicable law or the rules and regulations of any securities exchange or automated quotation system on which the securities of the Company may be listed.

109	Subject to the Act, no person other than a Director retiring at the meeting shall, be eligible for election to the office of Director unless:

(a)	in the case of a general meeting, such person is recommended by the Board;

(b)	in the case of shareholder nominations not intended to be included in the Company’s proxy statement for an annual general meeting, notice of the intention to propose such person for appointment or reappointment executed by a shareholder (not being the person to be proposed) has been received by the Secretary of the Company not less than 120 nor more than 150 days before the date of the Company’s proxy statement released to shareholders in connection with the prior year’s annual general meeting; provided, however, that if the annual general meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual general meeting, the information must be so received not earlier than 120 days prior to such annual general meeting and not later than the close of business on the later of (x) the 90th day prior to such annual general meeting or (y) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made. In no event shall any adjournment or postponement of an annual general meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the notice described above. Such notice shall set forth:

(i)	as to each person whom the shareholder proposes to nominate for election or re-election as a Director:

(1)	the name, age, business address and residence address of such person;

(2)	the principal occupation or employment of such person;

(3)	the class, series and number of shares which are beneficially owned by such person;

(4)	particulars which would, if he were so appointed, be required to be included in the Company’s Register of Directors and Secretaries;

(5)	all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the rules and regulations of the United States Securities and Exchange Commission under Section 14 of the United States Exchange Act of 1934, as amended (the “Exchange Act”);

(6)	a written consent executed by such person to serve as a Director if so elected;

(7)

a written representation and agreement that such person is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question to be decided by the Board or that otherwise relates to the Company or the person’s service on the Board (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Company, with such person’s fiduciary duties under applicable law;

(8)	such other information as the Company may reasonably require, including but not limited to a written representation and agreement to comply with the the Company’s Corporate Governance Guidelines, Code of Conduct, confidentiality, share ownership and trading policies and guidelines, or any rules, regulations and listing standards, in each case as applicable to Directors; and

(9)	such information or agreements necessary to determine the eligibility of such person to serve as a Director of the Company and to determine the independence of such person under the Exchange Act, related regulations thereunder and applicable stock exchange rules; and

(ii)	as to each shareholder and each beneficial owner, if any, on whose behalf the nomination is made, any of their affiliates or associates and/or any others acting in concert with any of the foregoing, including the proposed nominee (each, a “Proponent Person” and collectively, the “Proponent Persons”):

(1)	the name and address of each such Proponent Person;

(2)

(aa) the class or series and number of shares of the Company’s capital stock that are, directly or indirectly, beneficially owned by each Proponent Person, (bb) any option, warrant, convertible security, stock appreciation right, swap or similar right or agreement with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or which is intended to increase or decrease (or has the effect of increasing or decreasing) the voting power of any person with respect to the shares of any class or series of shares of the Company, whether or not such instrument or right or agreement shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”), owned beneficially, directly or indirectly, by such Proponent Person and any other direct or indirect opportunity of such Proponent Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Company, (cc) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Proponent Person has a right to vote any shares of the Company or influence the voting over any such shares, (dd) any short interest of such Proponent Person in any security of the Company, (ee) any rights to dividends on the shares of the Company owned beneficially, directly or indirectly, by such

Proponent Person that are separated or separable from the underlying shares of the Company, (ff) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proponent Person is a general partner or, which has a general partner in which such Proponent Person, directly or indirectly, beneficially owns an interest, (gg) any agreement, arrangement or understanding with respect to performance-related fees that any Proponent Person may directly or indirectly be entitled to based on the election of the proposed nominee or any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Proponent Person’s immediate family sharing the same household or (hh) any personal or other direct or indirect material interest of any Proponent Person in the nomination to be submitted;

(3)	any other information relating to each such Proponent Person and the nomination that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors at an annual general meeting in a contested election pursuant to Section 14 of the Exchange Act, including the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act, regardless of whether such solicitation is subject to such provision) in such solicitation;

(4)	all other information relating to each such Proponent Person and the nomination which may be required to be disclosed under the Act or applicable listing standards of the primary exchange(s) on which the Company’s securities are listed; and

(5)	a representation that at least one Proponent Person is a shareholder of the Company at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such nomination and a representation whether or not each such shareholder will (A) deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares in the capital of the Company reasonably believed by the shareholder or beneficial owner, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the shareholder and/or (B) otherwise solicit proxies from shareholders in support of such nomination.

In the event that a Proponent Person shall have breached any of their agreements with the Company or any information included in the notice described above ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), such Proponent Person shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information.

For the avoidance of doubt, no shareholder shall be entitled to propose any person to be appointed, elected or re-elected as a Director at any extraordinary general meeting; or

(c)	in the case of shareholder nominations to be included in the Company’s proxy statement for an annual general meeting, such nomination is made in accordance with article 110.

110

(a)	Whenever the Board solicits proxies with respect to the election of Directors at an annual general meeting, in addition to any persons nominated for election to the Board by or at the direction of the Board or any committee thereof, subject to the provisions of this article 110, the Company shall:

(i)	include in its notice of meeting and proxy materials, as applicable, for any annual general meeting of shareholders (1) the name of any person nominated for election (the “Shareholder Nominee”) by a shareholder as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the Company in accordance with this article 110 who is entitled to vote for the election of directors at the annual general meeting and who satisfies the notice, ownership and other requirements of this article 110 (such shareholder, together with the beneficial owner of such shares, a “Nominator”) or by a group of no more than 20 such shareholders (such shareholders, together with the beneficial owners of such shares, a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this article 110 applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall have satisfied the notice, ownership and other requirements of this article 110 applicable to Group Members, and (2) if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and

(ii)	include such Shareholder Nominee’s name on any ballot distributed at such annual general meeting and on the Company’s proxy card (or any other format through which the Company permits proxies to be submitted) distributed in connection with such annual general meeting. Nothing in this article 110 shall limit the Company’s ability to solicit against, and include in its proxy materials its own statements relating to, any Shareholder Nominee, Nominator or Nominator Group, or to include such Shareholder Nominee as a nominee of the Board.

(b)	At each annual general meeting, a Nominator or Nominator Group may nominate one or more Shareholder Nominees for election at such meeting pursuant to this article 110; provided that the maximum number of Shareholder Nominees nominated by all Nominators and Nominator Groups (including Shareholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Company’s proxy materials pursuant to this article 110 but either are subsequently withdrawn, disregarded, declared invalid or ineligible pursuant to this article 110 or that the Board determines to nominate as Board nominees) to appear in the Company’s proxy materials with respect to an annual general meeting shall not exceed the greater of (i) two nominees and (ii) 20% of the total number of Directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the “Maximum Number”).

The Maximum Number shall be reduced, but not below zero, by the sum of:

(x) the number of persons that the Board decides to nominate pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this article 110; and

(y) the number of persons that the Board decides to nominate for re-election who were previously elected to the Board based on a nomination made pursuant to this article 110 or pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally nominated as a director pursuant to this article 110, in each case, at one of the previous two annual general meetings.

If one or more vacancies for any reason occurs on the Board at any time after the Final Proxy Access Deadline but before the date of the applicable annual general meeting and the Board determines to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced.

Any Nominator or Nominator Group submitting more than one Shareholder Nominee for inclusion in the Company’s proxy materials pursuant to this article 110 shall rank in its Notice of Proxy Access Nomination such Shareholder Nominees based on the order that the Nominator or Nominator Group desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this article 110 exceeds the Maximum Number. In the event that the number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this article 110 exceeds the Maximum Number, the highest ranking Shareholder Nominee who meets the requirements of this article 110 from each Nominator and Nominator Group will be selected for inclusion in the Company’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Company and proceeding through each Nominator or

Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this article 110 from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.

If, after the Final Proxy Access Deadline, whether before or after the mailing of the Company’s definitive proxy statement, (i) a Shareholder Nominee who satisfies the requirements of this article 110 becomes ineligible for inclusion in the Company’s proxy materials pursuant to this article 110, becomes unwilling to serve on the Board, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a Director of the Company or (ii) a Nominator or Nominator Group withdraws its nomination or becomes ineligible, in each case as determined by the Board or the chairman of the applicable annual general meeting, then the Board or the chairman of the meeting shall declare each nomination by such Nominator or Nominator Group to be invalid, and each such nomination shall be disregarded, no replacement nominee or nominees shall be included in the Company’s proxy materials or otherwise submitted for election as a director in substitution thereof and the Company (1) may omit from its proxy materials information concerning such Shareholder Nominee and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy materials, that the Shareholder Nominee will not be eligible for election at the annual general meeting and will not be included as a Shareholder Nominee in the proxy materials.

(c)	To nominate a Shareholder Nominee, the Nominator or Nominator Group shall submit to the Secretary the information required by this article 110 on a timely basis. To be timely, the Notice of Proxy Access Nomination must be addressed to and received by the Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to shareholders in connection with the prior year’s annual general meeting; provided, however, that if the annual general meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual general meeting, the information must be so received not earlier than 120 days prior to such annual general meeting and not later than the close of business on the later of (x) the 90th day prior to such annual general meeting or (y) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this article 110, the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this article 110. The written notice required by this article 110 (the “Notice of Proxy Access Nomination”) shall include:

(i)

a written notice of the nomination by such Nominator or Nominator Group expressly requesting to have its Shareholder Nominee included in the Company’s proxy materials pursuant to this article 110 that includes, with respect to the Shareholder Nominee and the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (including any beneficial owner on whose behalf the nomination is made) the following:

(1)	All information relating to each Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	The name and address, as they appear on the Company’s Register, of each shareholder of the Required Shares (as defined below) and the name and address of each beneficial owner on whose behalf the nomination is made;

(3)	A representation that the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, one specified Group Member (or a qualified representative thereof), intends to appear in person at the applicable annual general meeting to present each Shareholder Nominee for election; and

(4)

(aa) The class or series and number of shares of the Company’s capital stock that are, directly or indirectly, beneficially owned by each shareholder of the Required Shares and each beneficial owner on whose behalf the nomination is made, (bb) any option, warrant, convertible security, stock appreciation right, swap or similar right or agreement with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or which is intended to increase or decrease (or has the effect of increasing or decreasing) the voting power of any person with respect to the shares of any class or series of shares of the Company, whether or not such instrument or right or agreement shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”), owned beneficially, directly or indirectly, by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Company, (cc) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of the Company or influence the voting over any such shares, (dd) any short interest of such shareholder or beneficial owner in any security of the Company, (ee) any rights to dividends on the shares of the Company owned beneficially, directly or indirectly, by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Company, (ff) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (gg) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household;

(ii)	if the Nominator or Nominator Group so elects, a written statement of the Nominator or Nominator Group for inclusion in the Company’s proxy statement in support of the election of the Shareholder Nominee(s) to the Board, which statement shall not exceed 500 words with respect to each Shareholder Nominee (the “Nomination Statement”) and, for the avoidance of doubt, the Nomination Statement shall be limited to 500 words and shall not include any images, charts, pictures, graphic presentations or similar items;

(iii)	in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member (or a qualified representative thereof) that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(iv)	a representation by the Shareholder Nominee and the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made that each such person has provided and will provide facts, statements and other information in all communications with the Company and its shareholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;

(v)

a statement of the Nominator or Nominator Group (including each Group Member) and any beneficial owner on whose behalf the nomination is made, setting forth and certifying the number of shares such Nominator or Nominator Group is deemed to own (as determined in accordance with sub-paragraph (d) of this article 110) continuously for at least three years as of the date of the Notice of Proxy Access Nomination and one or more written statements from the shareholder of the Required Shares, and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the Secretary, the Nominator or the Nominator Group, as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s or, in the case of a Nominator Group, each Group Member’s agreement to provide (1) within seven days after the record date for the applicable annual general meeting, written statements from the shareholder and intermediaries verifying the Nominator’s or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date; provided that if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (2) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own the Required Shares prior to the date of the applicable annual general meeting;

(vi)	a copy of any Schedule 14N that has been filed with the U.S. Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(vii)	a representation by the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) that:

(1)	the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the Company, and each such person does not presently have such intent;

(2)	each such person will maintain ownership (as defined in this article 110) of the Required Shares through the date of the applicable annual general meeting along with a further statement as to whether or not such person has the intention to hold the Required Shares for at least one year thereafter (which statement the Nominator or Nominator Group shall include in its Nomination Statement, it being understood that the inclusion of such statement shall not count towards the Nomination Statement’s 500-word limit);

(3)	each such person has not nominated, and will not nominate, for election to the Board at the applicable annual general meeting any person other than its Shareholder Nominee(s) pursuant to this article 110;

(4)	each such person has not distributed, and will not distribute, to any shareholders or beneficial owners any form of proxy for the applicable annual general meeting other than the form distributed by the Company;

(5)	each such person has not engaged in, and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the applicable annual general meeting other than with respect to such Nominator or Nominator Group’s Shareholder Nominee(s) or a nominee of the Board; and

(6)	each such person consents to the public disclosure of the information provided pursuant to this article 110;

(viii)	an executed agreement, in a form deemed satisfactory by the Board or any committee thereof, pursuant to which the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) agrees to:

(1)	comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Shareholder Nominee pursuant to this article 110;

(2)	assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Company and its shareholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and Nomination Statement;

(3)	indemnify and hold harmless the Company and each of its Directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this article 110;

(4)	file with the U.S. Securities and Exchange Commission any solicitation or other communication with the Company’s shareholders and beneficial owners relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(5)	furnish to the Company all notifications and updated information required by this article 110, including, without limitation, the information required by sub-paragraph (e) of this article 110; and

(6)	upon request, provide to the Company within five Business Days after such request, but in any event prior to the day of the annual general meeting, such additional information as reasonably requested by the Company; and

(ix)

a letter of resignation signed by each Shareholder Nominee, which letter shall specify that such Shareholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board or any committee thereof that (1) any of the information provided to the Company by the

Nominator, the Nominator Group, any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or the Shareholder Nominee in respect of the nomination of such Shareholder Nominee pursuant to this article 110 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (2) the Shareholder Nominee, the Nominator, the Nominator Group or any Group Member (including, in each case, any beneficial owner on whose behalf the nomination is made) or any affiliate thereof shall have breached any of its representations, obligations or agreements under this article 110.

(d)	Ownership Requirements.

(i)	To nominate a Shareholder Nominee pursuant to this article 110, the Nominator or Nominator Group shall have owned shares representing 3% or more of the voting power entitled to vote generally in the election of Directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the Company and the record date for determining shareholders eligible to vote at the applicable annual general meeting and must continue to own the Required Shares at all times between and including the date the Notice of Proxy Access Nomination is submitted to the Company and the date of the applicable annual general meeting; provided that if and to the extent a shareholder is acting on behalf of one or more beneficial owners (i) only the shares owned by such beneficial owner or owners, and not any other shares owned by any such shareholder, shall be counted for purposes of satisfying the foregoing ownership requirement and (ii) the aggregate number of shareholders and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one shareholder or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this article 110; and provided further that any such funds for which shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Company that demonstrates that the funds satisfy the criteria for being treated as one shareholder within seven days after the Notice of Proxy Access Nomination is delivered to the Company. No shares may be attributed to more than one Nominator or Nominator Group, and no shareholder or beneficial owner may be a member of more than one Nominator Group (other than a shareholder directed to act by more than one beneficial owner) for the purposes of this article 110.

(ii)	For purposes of this article 110, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (1) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, including any short sale, (2) that a person or any of its affiliates has borrowed for any purposes or purchased pursuant to an agreement to resell or (3) that are subject to any Derivative Instrument or similar agreement entered into by a person or any of its affiliates, whether any such security, instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any case in which such security, instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five Business Days’ notice, will vote such shares at the annual general meeting and will hold such shares through the date of the annual general meeting. The determination of whether the requirements of “ownership” of shares for purposes of this article 110 are met shall be made by the Board or any committee thereof, which determination shall be conclusive and binding on the Company, its shareholders and beneficial owners and all other parties. For the purposes of this article 110, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this article 110, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.

(e)

For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this article 110, the information required by sub-paragraph (c) of this article 110 to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member (including any beneficial owner on whose behalf the nomination is made), and each such Group Member (including any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Secretary the representations and agreements required under sub-paragraph (c) of this article 110 at the time the Notice of Proxy Access Nomination is submitted to the Company. In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Company or any information included in the Nomination Statement or the Notice of Proxy Access Nomination, or any other communications by the

Nominator, Nominator Group or any Group Member (including any beneficial owner on whose behalf the nomination is made) with the Company or its shareholders and beneficial owners, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Company’s rights to omit a Shareholder Nominee from its proxy materials as provided in this article 110.

(f)	Shareholder Nominee Requirements.

(i)

Within the time period specified in this article 110 for delivering the Notice of Proxy Access Nomination, each Shareholder Nominee must deliver to the Secretary a written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this article 110, that such person: (1) consents to be named in the proxy statement as a nominee, to serve as a Director if elected and to the public disclosure of the information provided pursuant to this article 110; (2) understands his or her duties as a Director under the Act and agrees to act in accordance with those duties while serving as a Director; (3) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a Director of the Company, will act or vote on any issue or question to be decided by the Board or that otherwise relates to the Company or the Shareholder Nominee’s service on the Board (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Company, with such person’s fiduciary duties under applicable law; (4) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Company that has not been disclosed to the Company, including any agreement to indemnify such Shareholder Nominee for obligations arising as a result of his or her service as a Director of the Company, and has not and will not receive any such compensation or other payment from any person other than the Company that has not been disclosed to the Company, in each case in connection with such nominee’s nomination, service or action as a Director of the Company; (5) if elected as a Director of the Company, will comply with all applicable laws and stock exchange listing standards and the Company’s policies, guidelines and principles applicable to Directors, including, without limitation, the Company’s Corporate Governance Guidelines, Code of Conduct, confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case, as applicable to Directors; (6) agrees to meet with the Board or any committee or delegate thereof to discuss matters relating to the nomination of the Shareholder Nominee, including information in the Notice of Proxy Access Nomination, and such Shareholder Nominee’s eligibility to serve as a member of the Board; and (7) will provide facts, statements and other information in all communications with the Company and its shareholders and beneficial owners that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(ii)	At the request of the Company, each Shareholder Nominee must promptly submit (but in no event later than seven days after receipt of the request) to the Secretary all completed and signed questionnaires required of Directors. The Company may request such additional information as necessary to permit the Board to determine if each nominee is independent, including for purposes of serving on the committees of the Board, under the listing standards of each principal securities exchange upon which the shares are listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s Directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to Directors.

(iii)	In the event that a Shareholder Nominee shall have breached any of their agreements with the Company or any information or communications provided by a Shareholder Nominee to the Company or its shareholders and beneficial owners ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to make such information or communication true and correct, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Company’s rights to omit a Shareholder Nominee from its proxy materials as provided in this article 110.

(g)	Notwithstanding anything to the contrary contained in this article 110, the Company shall not be required to include, pursuant to this article 110, a Shareholder Nominee in its proxy materials for any annual general meeting, or, if the proxy statement already has been filed, to submit the nomination of a Shareholder Nominee to a vote at the annual general meeting, notwithstanding that proxies in respect of such vote may have been received by the Company:

(i)	for any meeting for which the Secretary receives notice that any shareholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board pursuant to article 109(b);

(ii)	if any person is nominated pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally proposed as a nominee for election to the Board pursuant to article 109(b) or if any director then in office was previously nominated by a shareholder pursuant to article 109(b) or pursuant to an agreement, arrangement or other understanding with one or more shareholders or beneficial owners, as the case may be, in lieu of such person being formally proposed as a nominee for election to the Board pursuant to article 109(b), in each case, at one of the previous two annual general meetings;

(iii)	who is not determined by the Board in its sole discretion to be independent under the listing standards of each principal securities exchange upon which the shares of the Company are listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s Directors, including those applicable to a Director’s service on any of the committees of the Board, in each case as determined by the Board or any committee thereof, in its sole discretion;

(iv)	whose election as a member of the Board would cause the Company to be in violation of these articles, the Company’s memorandum of association, the rules and listing standards of the principal securities exchanges upon which the shares of the Company are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Company applicable to Directors, in each case as determined by the Board or any committee thereof, in its sole discretion;

(v)	who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(vi)	whose business or personal interests place such Shareholder Nominee in a conflict of interest with the Company or any of its subsidiaries, as determined by the Board or any committee thereof, in its sole discretion;

(vii)	who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(viii)	who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended;

(ix)	if the Shareholder Nominee or Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) shall have provided information to the Company in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board or any committee thereof, in its sole discretion;

(x)	the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with sub-paragraph (c)(iii) of this article 110 (or a qualified representative thereof), or the Shareholder Nominee does not appear at the applicable annual general meeting to present the Shareholder Nominee for election;

(xi)	if the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (including any beneficial owner on whose behalf the nomination is made) has engaged in or is currently engaged in, or has been or is a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the applicable annual general meeting other than with respect to such Nominator or Nominator Group’s Shareholder Nominee(s) or a nominee of the Board; or

(xii)	the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Shareholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these articles, including, without limitation, this article 110.

For the purpose of this sub-paragraph (g), clauses (iii) through (xii) will result in the exclusion from the proxy materials pursuant to this article 110 of the specific Shareholder Nominee(s) to whom the ineligibility applies, or, if the proxy statement has already been filed, the ineligibility of the Shareholder Nominee(s) and, in either case, the inability of the Nominator or Nominator Group that nominated any such Shareholder Nominee to substitute another Shareholder Nominee therefor; however, clauses (i) and (ii) will result in the exclusion from the proxy materials pursuant to this article 110 of all Shareholder Nominees for the applicable annual general meeting, or, if the proxy statement already has been filed, the ineligibility of all Shareholder Nominees.

(h)	Notwithstanding anything to the contrary contained in this article 110:

(i)	the Company may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(ii)	if any Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made) or Shareholder Nominee has failed to comply with the requirements of this article 110, the Board or the chairman of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.

(i)	The Board (or any other person or body authorized by the Board) shall have the exclusive power and authority to interpret the provisions of this article 110 and make all determinations deemed necessary or advisable in connection with this article 110 to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board (or any other person or body authorized by the Board) shall be final, conclusive and binding on the Company, its shareholders and beneficial owners and all other parties.

(j)	This article 110 shall be the exclusive method for shareholders to include nominees for director in the Company’s proxy materials.

111	The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election.

112	The Company may, by Ordinary Resolution, of which notice has been given in accordance with Section 146 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

113	The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under article 112 and, without prejudice to the powers of the Directors under article 111, the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director; provided, that the total number of Directors shall not at any time exceed the number fixed in accordance with these articles. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. If at any general meeting resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the number of Directors fixed by the Board in accordance with these articles being exceeded, then those Director(s), in such number as will ensure that such fixed number is not exceeded, receiving the lowest total number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board.

PROCEEDINGS OF DIRECTORS

114

(a)	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be two or such higher number as may be fixed by the Directors. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

(b)	No shareholder shall cause, directly or indirectly, any Director nominated by such shareholder to fail to attend any meeting of the Board for purposes of removing the quorum. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

(c)	Each Director present and voting shall have one vote and shall in addition to his own vote be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director giving such authority. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto.

115	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

116	Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or, by word of mouth or sent to him by post, cable, telegram, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

117	The continuing Directors may act notwithstanding any vacancy in their number; provided, however, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of summoning a general meeting of the Company but for no other purpose.

118	The Directors may elect a chairman of the Board and determine the period for which each is to hold office. Any Director may be elected no matter by whom he was appointed but if no such chairman is elected, or if at any meeting the chairman is not present within a reasonable time (as determined by the Board) after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

119	The Board may delegate any of its powers, authorities and discretions (including, without prejudice to the generality of the foregoing, all powers and discretions whose exercise includes or may include the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. Any such committee shall, unless the Board otherwise resolves, have power to sub-delegate to subcommittees any of the powers or discretions delegated to it. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the articles regulating the proceedings of the Board.

120	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

121	A resolution in writing signed by all of the Directors shall be as effective as if it had been duly passed at a meeting of the Directors. Any such resolution may consist of several documents in the like form, each signed (whether by electronic signature, an advanced electronic signature or otherwise) by one or more of the Directors.

122	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

EXECUTIVES

123	Subject to the Act, the Board may appoint any person to fill the positions of chairman and Chief Executive Officer who shall be Directors and shall be elected by the Board as soon as possible after each annual general meeting. In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of auditor) as the Board may from time to time determine. The Company may enter into an agreement or arrangement with any person elected or appointed pursuant to this article for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director and any such person shall serve for such period and upon such terms (including, without limitation, as to term and remuneration (which may be in addition to or in lieu of any ordinary remuneration as a Director)) as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such executive may have against the Company or the Company may have against such executive for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Act or these articles, the powers and duties of such executives of the Company shall be such (if any) as are determined from time to time by the Board.

124	The emoluments of any Director holding executive office for his services as such shall be determined by the Board and may be of any description and (without limiting the generality of the foregoing) may include the admission to or continuance of membership of any plan (including any share acquisition plan) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependents or the payment of a pension or other benefits to him or his dependents on or after retirement or death, apart from membership or any such plan or fund.

SECRETARY/ASSISTANT/DEPUTY SECRETARIES

125	The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them. In addition, the Directors may appoint an assistant company secretary (an “Assistant”) and/or a deputy company secretary (a “Deputy”) for such term, at such remuneration and upon such conditions as they may think fit; and any such Assistant or Deputy so appointed may be removed by them and references herein to “secretary” shall be construed, if permitted, as including references to an Assistant or a Deputy.

126	A provision of the Act or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

THE SEAL

127	The seal shall be used only by the authority of the Directors or of a committee authorised by the Directors on their behalf (a “Sealing Committee”).

128	The Company may exercise the powers conferred by Section 44 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors and any Sealing Committee.

129

(a)	Every instrument to which the seal shall be affixed shall be signed by (i) a Director and shall also be signed by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose or (ii) by any two members of a Sealing Committee, save that as regards any certificates for shares or debentures or other securities of the Company the Directors may determine by resolution that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the Company or by the auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it is hereby declared that it shall be sufficient for approval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled) and provided that the Secretary or a Director may affix a seal over his signature alone to authenticate copies of these articles, the minutes of any meeting or any other documents requiring authentication.

(b)	For the purposes of this article, any instrument in electronic form to which the seal is required to be affixed, shall be sealed by means of an advanced electronic signature based on a qualified certificate of (i) a Director and the Secretary or of a second Director or by some other person appointed by the Directors for the purpose or (ii) by any two members of a Sealing Committee.

DIVIDENDS AND RESERVES

130	The Company in general meeting may declare and pay dividends, but no dividends shall exceed the amount recommended by the Directors.

131	The Directors may from time to time pay to the shareholders such interim dividends as appear to the Directors to be justified by the profits of the Company. If the share capital is divided into different classes, the Directors may declare and pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these articles, under the terms of issue of any shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

132	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Act (other than sections 124 and 125 of the Act which shall not apply).

133	The Directors may, before declaring or recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

134	Subject to article 147 and the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

135	The Directors may deduct from any dividend payable to any shareholder all sums of money (if any) immediately payable by such shareholder to the Company on account of calls or otherwise in relation to the shares of the Company.

136	The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of the Company or any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of an Ordinary Resolution.

137	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by: (i) cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct; (ii) by interbank transfer or other electronic means to such account as the payee or payees shall in writing direct or, where applicable, using the facilities of a relevant system; or (iii) by such other method of payment as the shareholder (or in the case of joint holders of a share, all of them) may agree to. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders. Payment of the cheque or warrant or other form of payment shall be a good discharge to the Company. Every such payment shall be sent at the risk of the person entitled to the money represented thereby.

138	Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

139	No dividend shall bear interest against the Company.

ACCOUNTS

140	The Directors shall, in accordance with Chapter 2 of Part 6 of the Act, cause adequate accounting records to be kept, whether in the form of documents, electronic form or otherwise, that are sufficient to:-

(a)	correctly record and explain the transactions of the Company;

(b)	enable at any time, the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(c)	enable the Directors to ensure that any financial statements of the Company, required to be prepared under Sections 290 or 293 of the Act, and any directors’ reports required to be prepared under Section 235 of the Act, comply with the requirements of the Act and where applicable 4 of Regulation (EC) No. 1606/2002 of the European Parliament and of the Council of 19 July 2002 on the application of international accounting standards; and

(d)	enable the accounts of the Company to be readily and properly audited.

141	The accounting records shall be at the office or, subject to Section 283 of the Act, at such place as the Directors think fit and shall at all reasonable times be open to inspection by the officers of the Company and by any other persons entitled pursuant to the Act to inspect the books of account of the Company. No member (not being a director) shall have any right to inspect any financial statement or accounting record of the Company except as authorized by the directors under Section 284(4) of the Act or by the company in general meeting.

142	In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before the annual general meeting of the Company.

143	A copy of the statutory financial statements of the Company (including every document required by law to be annexed thereto) which is required to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and auditors’ report, or summary financial statements prepared in accordance with Section 1119 of the Act, shall be sent by post, electronic mail or any other means of electronic communication, not less than 21 Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent electronically with the consent of the recipient to the address of the recipient notified to the Company by the recipient for such purposes and provided, where the Directors elect to send summary financial statements to the members, any member may request that he be sent a copy of the statutory financial statements of the Company.

CAPITALISATION OF PROFITS

144

(a)

The Company in general meeting may upon the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund, share premium account or any undenominated capital) or to the credit of profit and loss account be capitalised and applied on behalf of the shareholders who would have been entitled to receive the same if the same had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully-paid up to and amongst such holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund, share premium account or any undenominated capital shall be applied shall be those permitted by section 1021 of the Act.

(b)	The Company in general meeting may on the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution be capitalised by applying such sum in paying up in full unissued shares to be allotted as fully-paid bonus shares to those shareholders of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions), and the Directors shall give effect to such resolution.

145	Whenever a resolution shall have been passed pursuant to article 136, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the shareholders otherwise entitled to such fractions in due proportions) and also to authorize any person to enter on behalf of all the shareholders concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such shareholders.

146	The Directors may from time to time at their discretion subject to the provisions of the Act and, in particular, to their being duly authorised pursuant to Section 1021 of the Act, to allot the relevant shares, to offer to the holders of ordinary shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional ordinary shares credited as fully paid. In any such case the following provisions shall apply:

(a)	The basis of allotment shall be determined by the Directors.

(b)	The Directors shall give notice in writing (whether in electronic form or otherwise) to the holders of ordinary shares of the right of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. The Directors may also issue forms under which holders may elect in advance to receive new ordinary shares instead of dividends in respect of future dividends not yet declared (and, therefore, in respect of which the basis of allotment shall not yet have been determined).

(c)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which the right of election as aforesaid has been duly exercised (the “Subject Ordinary Shares”) and in lieu thereof additional ordinary shares (but not any fraction of a share) shall be allotted to the holders of the Subject Ordinary Shares on the basis of allotment determined aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund, share premium account or any undenominated capital) or to the credit of the profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the Subject Ordinary Shares on such basis.

(d)	The additional ordinary shares so allotted shall rank pari passu in all respects with the fully-paid ordinary shares then in issue save only as regards to participation in the relevant dividend or share election in lieu.

(e)	The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit where shares would otherwise have been distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the holders concerned). The Directors may authorise any person to enter on behalf of all the holders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(f)	The Directors may on any occasion determine that rights of election shall not be offered to any holders of ordinary shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

RECORD DATE

147	Notwithstanding any other provisions of these articles, the Company may by Ordinary Resolution or the Board may fix any date as the record date for the purpose of identifying the persons entitled to receive any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of, and entitled to vote at, general meetings or entitled to express consent to corporate action in writing without a meeting. Any such record date may be on or at any time (i) not more than 60 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made, (ii) not more than 90 days nor less than 10 days before the date of any such meetings and (iii) not more than 10 days after the date on which the resolution fixing the record date for a shareholder action by written consent is adopted by the Board.

AUDIT

148	Auditors shall be appointed and their duties regulated in accordance with the Act.

NOTICES

149	Any notice or other document (including a share certificate) may be served on or delivered to any shareholder by the Company either personally or by sending it by electronic record, facsimile, through the post (by airmail where applicable) in a pre-paid letter addressed to such shareholder at his address as appearing in the Register or by any other means. Acknowledgement of receipt shall not be required and is not a condition of valid service of due notice. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document (i) if given by facsimile, shall be deemed to have been served or delivered at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the following Business Day), (ii) if sent by post, shall be deemed to have been served or delivered three Business Days or, if to an address outside the United States, seven calendar days after it was put in the post with first-class postage prepaid or (iii) if given by electronic mail, shall be deemed to have been served or delivered 48 hours after the time such electronic mail is transmitted (or, if such time is not during a Business Day, at the beginning of the following Business Day), or (iv) if given by any other means, shall be deemed to have been served or delivered when delivered at the applicable address, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post, except for electronic means where the record of the Company’s or its agent’s system shall be deemed to be the definitive record of delivery.

150	For the purposes of these articles and the Act, a document shall be deemed to have been sent to a shareholder if a notice is given, served, sent or delivered to the shareholder and the notice specifies the website or hotlink or other electronic link at or through which the shareholder may obtain a copy of the relevant document.

151	Any notice of a general meeting of the Company shall be deemed to be duly given to a shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier, electronic mail or other mode of representing or reproducing words in a legible and not transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served 24 hours after its dispatch.

152	Any notice or other document delivered, sent or given to a shareholder in any manner permitted by these articles shall, notwithstanding that such shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

153	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a shareholder by sending it through the post in a prepaid letter addressed to them by name or by title of representatives of the deceased or official assignee in bankruptcy or by any like description at the address supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

154	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

WINDING UP

155	The interests of the shareholders in the Company shall be liquidated upon the occurrence of any one of the following events (each a “Termination Event”):

(a)	the unanimous vote of the shareholders;

(b)	the involuntary liquidation of the Company; or

(c)	as otherwise provided or required by applicable law.

156	Upon the occurrence of any Termination Event, the Company shall be wound up and dissolved. In connection with the winding up and dissolution of the Company, a liquidator appointed by the affirmative vote of a majority of the shares shall proceed, in its sole discretion, with the liquidation of all the assets of the Company and the final distribution of the assets of the Company, in the following manner and order of priority:

(a)	first, to the creditors (including any shareholders or their respective affiliates that are creditors) of the Company in satisfaction of all the Company’s debts and liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidator, reasonably necessary therefor); and

(b)	second, 100% to the shareholders, proportionate to their ownership of the total number of shares then outstanding.

157	If any dividend or other distribution shall have been made by the Company to the shareholders prior to the winding-up and dissolution of the Company, any amounts received by any shareholder from such dividends or other distributions shall be deducted from the amount such shareholder would otherwise be entitled to receive in the winding-up and dissolution of the Company, and the aggregate amount of all dividends and other distributions previously made by the Company to the shareholders shall be deemed to be included in amounts available for distribution to shareholders in the event of the winding-up and dissolution of the Company.

158	If the Company is wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Act, divide among the shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

159	Subject to the proviso below and the Act, every Director, officer of the Company, member of a committee of the Board and any other persons appointed pursuant to article 123 (each, individually, a “Covered Person”) shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses payable) incurred or suffered by him as such Covered Person and the indemnity contained in this article shall extend to any person acting as a Covered Person in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided always that the indemnity contained in this article shall not extend to any matter which would render it void pursuant to the Act.

160	Every Covered Person shall be indemnified out of the funds of the Company against all liabilities incurred or suffered by him as such Covered Person in defending any proceedings, whether civil or criminal, and the Company shall pay such amounts unless expressly prohibited by the Act.

161	To the extent that any Covered Person is entitled to claim an indemnity pursuant to these articles in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

162	To the maximum degree permitted under applicable law, each shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Covered Person on account of any action taken by such Covered Person or the failure of such Covered Person to take any action in the performance of his duties with or for the Company; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Covered Person or to recover any gain, personal profit or advantage to which such Covered Person is not legally entitled.

163

Subject to the Act, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these articles shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to these articles. Each shareholder of the Company, by virtue of his acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this article, are made to meet expenditures incurred for the purpose of enabling such Covered Person to properly perform his duties as such Covered Person.

164	The Directors shall have power to purchase and maintain for, or for the benefit of, any person (including themselves) who is or was at any time a Director, the Secretary or other officer, executive, employee or agent of the Company, or any director, executive, employee or agent of any of the Company’s subsidiaries, insurance against any liability as referred to in Section 235 of the Act or otherwise.

165	The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

166	It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these articles, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this article, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

UNTRACED SHAREHOLDERS

167	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a shareholder or any share or stock to which a person is entitled by transmission if and provided that:

(a)	for a period of 12 years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the shareholder or to the person entitled by transmission to the share or stock at his address on the Register or other last known address given by the shareholder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the shareholder or the person entitled by transmission;

(b)	at the expiration of the said period of 12 years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock;

(c)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the shareholder or person entitled by transmission; and

(d)	if any shares in the Company are listed or dealt in on a stock exchange or automated quotation system, notice shall have been to the relevant department of such stock exchange or automated quotation system of the Company’s intention to make such sale or purchase prior to the publication of advertisements.

168	If during any 12 year period referred to in article 167(a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of article 167 (other than the requirement that they be in issue for 12 years) have been satisfied in regard to the further shares, the Company may also sell or purchase the further shares.

169	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument, of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such share or stock. The net proceeds of sale or purchase of shares shall belong to the Company which, for the period of six years after the transfer or purchase, shall be obliged to account to the former shareholder or other person previously entitled as aforesaid, for an amount equal to such proceeds and shall enter the name of such former shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit. After the said six-year period has passed, the net proceeds of sale shall become the property of the Company, absolutely, and any rights of the former shareholder or other person previously entitled as aforesaid shall terminate completely.

DESTRUCTION OF DOCUMENTS

170	The Company may destroy:

(a)	any share certificate which has been cancelled, at any time after the expiry of one year from the date of such cancellation;

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(c)	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(d)	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

and it shall be presumed conclusively in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a)	the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)	nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this article to the destruction of any document include references to its disposal in any manner.

Names, Addresses and Descriptions of Subscribers

Willis Group Holdings Limited Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	Thirty Nine Thousand, Nine Hundred and Ninety Four Ordinary Shares

For and on behalf of Attleborough Limited Arthur Cox Building Earlsfort Terrace One Ordinary Share Dublin 2	One Ordinary Share

For and on behalf of Fand Limited Arthur Cox Building Earlsfort Terrace Dublin 2	One Ordinary Share

For and on behalf of AC Administration Services Limited Arthur Cox Building, Earlsfort Terrace Dublin 2	One Ordinary Share

Jacqueline McGowan-Smyth Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share

James Heary Arthur Cox Building, Earlsfort Terrace, Dublin 2 Chartered Accountant	One Ordinary Share

Emma Hickey Arthur Cox Building, Earlsfort Terrace, Dublin 2 Company Secretary	One Ordinary Share
Dated the 23rd day of September 2009 Witness to the above signatures: Louise Gaffney Arthur Cox Building, Earlsfort Terrace, Dublin 2

Companies Act 2014

A PUBLIC COMPANY LIMITED BY

SHARES

CONSTITUTION

of

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY